EXHIBIT 20

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended March 27, 2004						PAGE 1

A.	DATES			Begin	End	# days

1	Determination Date				4/16/2004

2	Payment Date				4/20/2004

3	Collection Period			2/29/2004	3/27/2004	28

4	Monthly Interest Period- Actual			3/22/2004	4/19/2004	29

5	Monthly Interest- Scheduled					30

B.	SUMMARY

		Initial Balance	Beginning Balance	Principal Payment	Ending Balance	Note Factor

6	Class A-1 Notes	240,000,000.00	—	—	—	—
7	Class A-2 Notes	405,000,000.00	42,448,440.69	42,448,440.69	—	—
8	Class A-3 Notes	545,000,000.00	545,000,000.00	13,735,561.31	531,264,438.69	0.9747971
9	Class A-4 Notes	310,000,000.00	310,000,000.00	—	310,000,000.00	1.0000000
10	Certificates	130,434,783.00	130,434,783.00	—	130,434,783.00	1.0000000

11	Equals: Total Securities	$1,630,434,784.00	$1,027,883,223.69	$56,184,002.00	$971,699,221.69

				Per $1000	Principal & Interest	Per $1000
		Coupon Rate	Interest Pmt Due	Face Amount	Payment Due	Face Amount

12	Class A-1 Notes	1.3850%	—	—	—	—
13	Class A-2 Notes	1.7700%	62,611.45	1.4750000	42,511,052.14	1,001.4750000
14	Class A-3 Notes	2.3600%	1,071,833.33	1.9666667	14,807,394.64	27.1695315
15	Class A-4 Notes	2.7500%	710,416.67	2.2916667	710,416.67	2.2916667

	Equals: Total Securities		1,844,861.45		58,028,863.45

C.	COLLECTIONS AND AVAILABLE FUNDS

16	Lease Payments Received					20,627,401.60
17	Sales Proceeds - Early Terminations					18,103,468.00
18	Sales Proceeds - Scheduled Terminations					18,116,433.00
19	Security Deposits for Terminated Accounts					292,476.00
20	Excess Wear and Tear Received					105,766.89
21	Excess Mileage Charges Received					240,402.39
22	Other Recoveries Received					906,417.00

23	Subtotal: Total Collections					58,392,364.88

24	Repurchase Payments					—
25	Postmaturity Term Extension					—
26	Investment Earnings on Collection Account					—

27	Total Available Funds, prior to Servicer Advances					58,392,364.88

28	Servicer Advance					498,067.92

29	Total Available Funds					58,890,432.80

D.	DISTRIBUTIONS

30	Payment Date Advance Reimbursement (Item 71)					—
31	Servicing Fee:
32	Servicing Fee Shortfall from Prior Periods					—
33	Servicing Fee Due in Current Period					856,569.35
34	Servicing Fee Shortfall					—
35	Administration Fee
36	Administration Fee Shortfall from Prior Periods					—
37	Administration Fee Due in Current Period					5,000.00
38	Administration Fee Shortfall					—
39	Interest Paid to Noteholders					1,844,861.45
40	Subtotal: Remaining Available Funds				56,184,002.00
41	Principal Distribution Amount (Item 59)				56,184,002.00
42	Principal Paid to Noteholders (lesser of Item 40 and Item 41)					56,184,002.00
43	Amount Paid to Reserve Account to Reach Specified Balance					—
44	Other Amounts paid to Trustees					—

45	Remaining Available Funds					—

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended March 27, 2004	PAGE 2

E.	CALCULATIONS

46	Calculation of Principal Distribution Amount: (Sum of)
47	a) Targeted Principal Distributable Amount:
48	For Current Units: Change in Securitization Value		14,349,879.00
49	For Current Units: Change in Securitization Value for Advanced Payments		—
50	For All Terminated Units: Securitization Value (Beg. of Collection Period)		41,834,123.00
51	For Repurchases: Securitization Value (Beg. Of Collection Period)		—
52	b) Principal Carryover Shortfall from Preceding Payment Date		—
53	c) Additional Amounts to pay in full Notes on or after Final Scheduled Payment Date		—

54	Principal Distribution Amount before Reserve Account Draw Amount		56,184,002.00

55	Remaining Available Funds (Item 40)		56,184,002.00
56	Available Funds Shortfall Amount (If Item 54 > 55, Item 54 less Item 55, else 0)		—
57	Reserve Account Draw Amount (If Item 56 is > 0, Lesser of the Reserve Account Balance and Item 56)		—
58	Principal Carryover Shortfall (If Item 56 > Item 57 less Item 57, else 0)		—

59	Principal Distribution Amount (If Item 56 > 0, Item 57 plus Item 55, else Item 54)		56,184,002.00

60	Calculation of Servicer Advance:
61	Available Funds, prior to Servicer Advances (Item 27)		58,392,364.88
62	Less: Payment Date Advance Reimbursement (Item 71)		—
63	Less: Servicing Fees Paid (Items 32, 33 and 34)		856,569.35
64	Less: Administration Fees Paid (Items 36, 37 and 38)		5,000.00
65	Less: Interest Paid to Noteholders (Item 39)		1,844,861.45

66	Equals: Remaining Available Funds before Servicer Advance (If < Item 54, Available Funds Shortfall)		55,685,934.08
67	Monthly Lease Payments Due on Included Units but not received (N/A if Item 66 > Item 54)		1,551,027.48

68	Servicer Advance (If Item 66 < Item 54, lesser of Item 66 minus Item 54 and Item 67, else 0)		498,067.92

69	Reconciliation of Servicer Advance:
70	Beginning Balance of Servicer Advance		—
71	Payment Date Advance Reimbursement		—
72	Additional Payment Advances for current period		498,067.92

73	Ending Balance of Payment Advance		498,067.92

F.	RESERVE ACCOUNT

74	Reserve Account Balances:
75	Specified Reserve Account Balance ($57,065,217.39 if after Oct. 2004 and Item 96 < 1.5%, else $64,217,391.30)		64,217,391.30
76	Initial Reserve Account Balance		24,456,521.74

77	Beginning Reserve Account Balance		64,217,391.30
78	Plus: Net Investment Income for the Collection Period		50,272.33

79	Subtotal: Reserve Fund Available for Distribution		64,267,663.63
80	Plus: Deposit of Excess Available Funds (Item 43)		—
81	Less: Reserve Account Draw Amount (Item 57)		—

82	Subtotal Reserve Account Balance		64,267,663.63
83	Less: Excess Reserve Account Funds to Transferor (If Item 82 > Item 75)		50,272.33

84	Equals: Ending Reserve Account Balance		64,217,391.30

85	Change in Reserve Account Balance from Immediately Preceding Payment Date		—

86	Current Period Net Residual Losses:	Units	Amounts
87	Aggregate Securitization Value for Scheduled Terminated Units	1,537	21,652,688.00
88	Less: Aggregate Sales Proceeds for Scheduled Terminated Units		(19,149,920.00)
89	Less: Excess Wear and Tear Received		(105,766.89)
90	Less: Excess Mileage Received		(240,402.39)

91	Current Period Net Residual Losses/(Gains)	1,537	2,156,598.72

92	Cumulative Net Residual Losses:
93	Beginning Cumulative Net Residual Losses	3,059	4,568,497.43
94	Current Period Net Residual Losses (Item 91)	1,537	2,156,598.72

95	Ending Cumulative Net Residual Losses	4,596	6,725,096.15

96	Cumulative Net Residual Losses/(Gains) as a % of Aggregate Initial Securitization Value		0.41%

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended March 27, 2004	PAGE 3

G.	POOL STATISTICS

			Initial	Current
97	Collateral Pool Balance Data
98	Initial Aggregate Securitization Value		1,630,434,784	971,699,223
99	Number of Current Contracts		80,341	59,888
100	Weighted Average Lease Rate		6.50%	6.36%
101	Average Remaining Term		29.38	12.54
102	Average Original Term		42.19	42.88

		Units	Book Amount	Securitization Value
103	Pool Balance - Beginning of Period	62,716	1,069,981,352	1,027,883,225
104	Depreciation/Payments		(14,544,451)	(14,349,879)
105	Early Terminations	(1,291)	(20,940,710)	(20,181,435)
106	Scheduled Terminations	(1,537)	(23,472,538)	(21,652,688)
107	Repurchase/Reallocation	—	—	—

108	Pool Balance - End of Period	59,888	1,011,023,653	971,699,223

		Units	Securitization Value	Percentage
109	Delinquencies Aging Profile - End of Period
110	Current	59,153	959,473,198	98.74%
111	31 - 90 Days Delinquent	550	8,910,518	0.92%
112	90+ Days Delinquent	185	3,315,507	0.34%

113	Total	59,888	971,699,223	100.00%

Volkswagen Auto Lease Trust 2002-A
MONTHLY SERVICER CERTIFICATE
For the collection period ended March 27, 2004	PAGE 4

SCHEDULED REDUCTION IN AGGREGATE SECURITIZATION VALUE

Scheduled
Payment Date	Reduction (1)

5/20/2004	38,268,609
6/20/2004	30,178,264
7/20/2004	33,005,326
8/20/2004	48,099,660
9/20/2004	33,970,939
10/20/2004	34,038,387
11/20/2004	44,280,735
12/20/2004	34,600,136
1/20/2005	32,612,737
2/20/2005	40,024,864
3/20/2005	61,628,220
4/20/2005	66,779,383
5/20/2005	53,454,044
6/20/2005	27,798,292
7/20/2005	38,262,161
8/20/2005	55,322,976
9/20/2005	31,441,336
10/20/2005	28,376,828
11/20/2005	35,698,134
12/20/2005	27,407,282
1/20/2006	23,348,213
2/20/2006	25,654,483
3/20/2006	22,283,656
4/20/2006	25,734,006
5/20/2006	6,976,251
6/20/2006	3,206,918
7/20/2006	15,721,486
8/20/2006	43,355,611
9/20/2006	6,307,027
10/20/2006	1,495,207
11/20/2006	1,180,124
12/20/2006	1,121,939
1/20/2007	59,595
2/20/2007	2,806
3/20/2007	2,048
4/20/2007	792
5/20/2007	441
6/20/2007	310

Total	971,699,224

(1)	This column represents the monthly reduction in the Aggregate Securitization Value, assuming (1) each collection period is a calendar month rather than a fiscal month, (2) timely receipt of all monthly rental payments and sales proceeds, (3) no credit or residual losses and (4) no prepayments (including defaults, purchase option exercises or other early lease terminations). Actual cash flows are likely to vary from these amounts.